UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 2, 2021

AquaBounty Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mill & Main Place, Suite 395, Maynard, Massachusetts
(Address of principal executive offices)
01754
(Zip Code)

978-648-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	AQB	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2021, the Board of Directors (the “Board”) of AquaBounty Technologies, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Ricardo J. Alvarez, Ph.D. to the Board as a non-executive director effective March 2, 2021, to serve until the Company’s 2021 annual meeting of stockholders or until his successor is duly elected and qualified. Dr. Alvarez was elected to the vacant seat on the Board created pursuant to the previous increase in the Board’s size from eight (8) to nine (9) members effective January 1, 2021. Dr. Alvarez previously served as a consultant to the Company in January and February 2021.

Dr. Alvarez’s compensation will be consistent with that provided to all of the Company’s non-executive directors. Dr. Alvarez will receive a total annual cash retainer of $40,000, prorated for the current year, for general availability and participation in meetings and conference calls of the Board, which will be paid in equal quarterly installments. In addition, Dr. Alverez will receive $5,000 per year, prorated for the current year, for each sub-committee that he may serve. Subject to the approval of the Board, Dr. Alvarez also shall be eligible for an annual award of options to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In 2020, the Company’s non‑executive directors received an annual award of options to purchase 2,000 - 2,500 shares of Common Stock (with an exercise price equal to the fair market value on the date of grant), with vesting after one year. Dr. Alvarez will receive $6,667 in compensation in connection with his service as a consultant.

There is no arrangement or understanding pursuant to which Dr. Alvarez was elected to the Board. There are no family relationships between Dr. Alvarez and any director or executive officer of the Company, and Dr. Alvarez has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)
March 2, 2021	/s/ David A. Frank
David A. Frank
Chief Financial Officer